Exhibit 99.1

QuickLogic Reports Fiscal 2017 Second Quarter Results

SUNNYVALE, Calif. - August 9, 2017 - QuickLogic Corporation (NASDAQ: QUIK), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, display bridge and programmable logic solutions, announced its financial results for the fiscal second quarter ended July 2, 2017.

Recent Accomplishments

•	EOS™ S3 Sensor Processing Platform:

•	Selected by Qiwo Smartlink Technology Company, Ltd., for voice enabled Bluetooth headset designs.

•	Chosen by Janyun, a developer of cloud-based applications, wearable and IoT products, for its new voice enabled GPS smartwatch.

•	Collaborating with AISpeech, a leading enterprise of Artificial Intelligence (AI) speech technology that is focusing on the Chinese market.

•	Released new voice "Barge-in" feature, which uses acoustic echo cancellation (AEC) technology to enable verbal commands even when there is background sound.

•	Released new sensor fusion software from developer CyweeMotion that supports EOS S3 in smartphones using the Android "Nougat" operating system.

•	Embedded FPGA (eFPGA) Intellectual Property (IP) Licensing:

•	Taped-out test chip on schedule for previously disclosed unnamed top-tier foundry.

•	Appointed Bernie Rosenthal, co-founder of Tensilica, Inc. and a serial entrepreneur, to QuickLogic’s advisory board.

•	Established a support center in Taiwan to accelerate the adoption of the company's eFPGA IP.

•	Participated in a panel discussion on “Minimizing IC Power Consumption” at the Design Automation Conference (DAC) in June.

Fiscal 2017 second Quarter Financial Results
Total revenue was $3.0 million, within guidance, down 5% compared to the first quarter of 2017 and up 11% compared to the second quarter of 2016. New product revenue was $1.5 million, down 22% compared to the first quarter of 2017 and up 25% compared to the second quarter of 2016. Mature product revenue was $1.5 million, up 22% compared to the first quarter of 2017 and 1% compared to the second quarter of 2016. New product revenue accounted for 49% of the total revenue, compared to 60% in the first quarter of 2017 and 44% in the second quarter of 2016.

GAAP gross margin increased to 45.6%, up from 43.3% in the first quarter of 2017 and 28.6% in the second quarter of 2016. Non-GAAP gross margin increased to 46.3%, up from 44.4% in the first quarter of 2017 and 30.3% in the second quarter of 2016. The improvements are primarily due to IP license revenue and better product mix. GAAP operating expenses increased slightly to $4.9 million, from $4.8 million in the first quarter of 2017 and down significantly from $6.3 million in the second quarter of 2016. Non-GAAP operating expenses were $4.6 million, flat compared to the first quarter of 2017 and down from $5.6 million in the second quarter of 2016. The reduction from Q2 2016 reflects the cost savings from our strategic realignment efforts. GAAP net loss was flat at $3.6 million, or $0.05 per share, compared to the first quarter of 2017 and improved compared to $5.6 million, or $0.08 per share, in the second quarter of 2016. Non-GAAP net loss was slightly higher at $3.3 million compared to $3.2 million in the first quarter of 2017 and improved from $4.8 million in the second quarter of 2016. (See below for an explanation of non-GAAP financial measures.)

Conference Call
QuickLogic Corporation (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Daylight Saving Time/ 5:30 p.m. Eastern Daylight Saving Time today, August 9, 2017, to discuss its current financial results. The conference call will be webcasted and can be accessed via the Company's website at http://ir.quicklogic.com/events.cfm. To join the live conference, you may dial (877) 377-7094 and international participants should dial (253) 237-1177 by 2:20 p.m. Pacific Daylight Saving Time. The conference ID is 56477001. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 56477001. The call recording will be archived until Wednesday, August 16, 2017 and the webcast will be available for 12 months on the Company's website.

About QuickLogic
QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The company's embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, please visit www.quicklogic.com.

Non-GAAP Financial Measures
QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or US GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of US GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable US GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is August 9, 2017, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
QuickLogic and the QuickLogic logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact
Sue Cheung
Chief Financial Officer
(408) 990-4076
Scheung@quicklogic.com

IR Contact
Cathy Mattison/Kirsten Chapman
(415) 433-3777
ir@quicklogic.com

-Tables Follow -

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2017	July 3, 2016	April 2, 2017	July 2, 2017	July 3, 2016
Revenue	$3,026	$2,717	$3,170	$6,196	$5,667
Cost of revenue	1,646	1,941	1,797	3,443	3,735
Gross profit	1,380	776	1,373	2,753	1,932
Operating expenses:
Research and development	2,319	3,683	2,427	4,746	7,130
Selling, general and administrative	2,614	2,591	2,414	5,028	5,284
Total operating expense	4,933	6,274	4,841	9,774	12,414
Loss from operations	(3,553)	(5,498)	(3,468)	(7,021)	(10,482)
Interest expense	(21)	(34)	(61)	(82)	(72)
Interest income and other (expense), net	1	(15)	—	1	(22)
Loss before income taxes	(3,573)	(5,547)	(3,529)	(7,102)	(10,576)
Provision for income taxes	34	27	36	70	91
Net loss	$(3,607)	$(5,574)	$(3,565)	$(7,172)	$(10,667)
Net loss per share:
Basic	$(0.05)	$(0.08)	$(0.05)	$(0.10)	$(0.17)
Diluted	$(0.05)	$(0.08)	$(0.05)	$(0.10)	$(0.17)
Weighted average shares:
Basic	79,799	67,415	68,794	74,327	62,893
Diluted	79,799	67,415	68,794	74,327	62,893

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	July 2, 2017	January 1, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$22,234	$14,870
Accounts receivable, net	1,051	839
Inventories	3,322	2,017
Other current assets	868	1,123
Total current assets	27,475	18,849
Property and equipment, net	2,529	2,765
Other assets	236	230
TOTAL ASSETS	$30,240	$21,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$6,000	$6,000
Trade payables	1,227	2,018
Accrued liabilities	1,648	1,580
Deferred Revenue	79	—
Current portion of capital lease obligations	167	209
Total current liabilities	9,121	9,807
Long-term liabilities:
Capital lease obligations, less current portion	129	—
Other long-term liabilities	35	49
Total liabilities	9,285	9,856
Stockholders’ equity:
Common stock, par value	80	68
Additional paid-in capital	267,951	251,824
Accumulated deficit	(247,076)	(239,904)
Total stockholders’ equity	20,955	11,988
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,240	$21,844

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(1)	Derived from the January 1, 2017 audited balance sheet included in the 2016 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2017	July 3, 2016	April 2, 2017	July 2, 2017	July 3, 2016
US GAAP loss from operations	$(3,553)	$(5,498)	$(3,468)	$(7,021)	$(10,482)
Adjustment for stock-based compensation within:
Cost of revenue	20	47	33	53	85
Research and development	134	175	139	273	466
Selling, general and administrative	193	217	146	339	450
Adjustment for the write-off of equipment within:
Research and development	—	312	—	—	312
Non-GAAP loss from operations	$(3,206)	$(4,747)	$(3,150)	$(6,356)	$(9,169)
US GAAP net loss	$(3,607)	$(5,574)	$(3,565)	$(7,172)	$(10,667)
Adjustment for stock-based compensation within:
Cost of revenue	20	47	33	53	85
Research and development	134	175	139	273	466
Selling, general and administrative	193	217	146	339	450
Adjustment for the write-off of equipment within:
Research and development	—	312	—	—	312
Non-GAAP net loss	$(3,260)	$(4,823)	$(3,247)	$(6,507)	$(9,354)
US GAAP net loss per share	$(0.05)	$(0.08)	$(0.05)	$(0.10)	$(0.17)
Adjustment for stock-based compensation	0.01	0.01	*	0.01	0.02
Adjustment for the write-off of equipment	—	*	—	*	*
Adjustment for restructuring costs	—	—	—	—	*
Adjustment for tax effect on other comprehensive income	—	—	—	*	—
Non-GAAP net loss per share	$(0.04)	$(0.07)	$(0.05)	$(0.09)	$(0.15)
US GAAP gross margin percentage	45.6%	28.6%	43.3%	44.4%	34.1%
Adjustment for stock-based compensation	0.7%	1.7%	1.1%	0.9%	1.5%
Adjustment for the write-off of equipment	—%	*	—%	—%	*
Adjustment for restructuring costs	—%	—%	—%	—%	*
Non-GAAP gross margin percentage	46.3%	30.3%	44.4%	45.3%	35.6%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q2 2017	Q2 2016	Q1 2017	Q2 2016 to Q2 2017	Q1 2017 to Q2 2017
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	49%	44%	60%	25%	(22)%
Mature products	51%	56%	40%	1%	22%
Revenue by geography:
Asia Pacific	55%	65%	54%	(6)%	(3)%
North America	36%	24%	36%	71%	(4)%
Europe	9%	11%	10%	(13)%	(15)%

_____________________

(1)
New products include all products manufactured on 180 nanometer or smaller semiconductor processes. eFPGA IP license revenue is also included in new product revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometers.